Exhibit 99.1

TRANSCRIPT

11th Annual East Coast IDEAS Virtual Investor Conference

June 16, 2021

Slide 1:

Hello and welcome everyone. I want to thank the team at Three Part Advisors and Dave Mossberg for hosting us today.

Our participation in the IDEAS conference is new for Meredith and we appreciate the opportunity to share Meredith Corporation insights.

We’re at an exciting time in Meredith’s history, with several catalysts for growth and shareholder returns underway.

We’ve got a full schedule of 1x1 meetings today. For those, I’ll be joined by our Chief Financial Officer, Jason Frierott, and investor relations lead Mike Lovell. We look forward to engaging with you in smaller groups.

Turning to slides 2 and 3:

I want to remind you that we will be discussing forward looking information today and these forward-looking statements are subject to risks and uncertainties, including those identified in the “Risk Factors” section of our SEC filings.

We will also be filing relevant materials with the Securities and Exchange Commission, including a proxy statement as part of our Local Media Group transaction and a Form 10 with respect to the continuation of our National Media Group business.

We encourage you to read these materials because they will contain important information about the company and proposed transaction.

Turning to slide 4:

For those of you unfamiliar with Meredith, we are a diversified multiplatform media company with significant scale. From a revenue mix standpoint, approximately 2/3rds is driven by our National Media Group and 1/3rd from our Local Media Group.

We have a wide variety of iconic national brands, including People, Allrecipes and Better Homes & Gardens with a total reach of 190 million unduplicated consumers, including 90 percent of millennial women. Our diversified National Media Group revenue streams include digital, fast-

growing performance marketing, a highly profitable brand licensing business, and stable subscription spread across 36 million subscribers.

Last month we announced an agreement to sell our Local Media Group to Gray Television for $2.825 billion, representing a multiple of 10.4x. I’ll provide more detail about the transaction in a few moments.

Turning to slide 5:

If there’s are key takeaways from today’s discussion, it’s the five points you see here outlining our strategy:

•Our digital advertising, licensing, digital consumer, and Local Media Group are delivering record results, even as the COVID pandemic continues to impact certain aspects of our business. Our performance has been driven in part by strong consumer traffic growth, leading brands, and our proprietary technology platform that brings together our content, unique taxonomy, and first party data.

•Second, we continue strengthening and enhancing our digital advertising and consumer-focused capabilities. We have reached a critical milestone as digital advertising revenues have now surpassed magazine advertising so far in fiscal 2021. This important milestone reflects our evolution as a media company with the proven ability to engage audiences across a diverse set of platforms.

•Third, we have built a reputation as a cost-conscious and efficient magazine operator. We continue optimizing our mature magazine-related business for cash generation and profitability.

•Fourth, the sale of our Local Media Group unlocks meaningful shareholder value and accelerates our top financial priorities, including (1) materially reducing debt, (2) freeing up capital to invest in future high potential digital opportunities, and (3) providing capital returns to shareholders.

•As we enter Meredith’s next chapter following the Local Media Group transaction, we believe we are well positioned for competitiveness and growth. We have truly reached the “crossover point” from print to digital, and we are running the company accordingly. Our improved balance sheet allows us to invest in growth, and we’re excited at the prospect of returning capital to shareholders.

Turning to slide 6:

We’ve delivered relatively strong financial performance so far in fiscal 2021 despite meaningful disruption from the COVID pandemic, including revenue and adjusted EBITDA growth, and strong improvement in cash flow.

Key drivers to our performance have been 20% growth in digital advertising revenues, record political advertising revenues in the latest political cycle, and nearly 30 percent growth in licensing and digital consumer revenues.

This performance has driven strong growth in cash flow, which has helped reduce net debt by approximately $350 million over the first nine months of fiscal 2021.

Turning to slide 7:

We are strategically evolving the National Media Group toward fast growing digital advertising and consumer-related revenues.

Historically, the core of the NMG business has been magazine advertising, circulation, and a relatively small amount of direct digital advertising revenues.

Today, we are developing faster-growing and higher-margin activities enabled by our new technology platform, which offers a wide range of monetization capabilities from both advertising and consumer sources.

These include advertising-driven activities enabled by new video and audio content as well as the growth in direct and open programmatic. These also include digital consumer driven activities such as licensing, paid products, digital couponing, and lead generation.

Turning to slide 8:

Our digital business contributed less than 10 percent of total National Media Group revenues ten years ago.

Today, our digital business accounts for 35 percent of total National Media Group revenues.

This growth is enabled by our new digital platform, which brings together consumer profiles, real-time insights, and intent signals to (1) Predict trends that inform our editorial and product roadmap; (2) Provide personalized experiences to our consumers; and (3) Give our advertisers the ability to tailor the right messages and products to the users most likely to buy at any given time.

From a digital advertising standpoint, we’re seeing significant demand from clients and agencies who see our capabilities adding value along the continuum of media relationships. This includes strategic business partnerships with Kroger and Walmart.

Our consumer activities include stable circulation performance along with growing contribution from ecommerce, content commerce, and brand licensing relationships.

At a time of great confusion about facts and trust, Meredith’s brands are both safe and trusted. These factors offer great value for our readers and our advertising and marketing partners alike.

Turning to slide 9:

Our agreement to sell the Local Media Group empowers us to further advance our position as a multi-platform media leader with trusted brands, a digital business of scale and unparalleled reach to women. I’ll hit the transaction highlights:

•We believe the 10.4x sale multiple reflects a highly competitive process and the quality of our broadcast portfolio.

•The transaction is structured to be tax efficient, allowing for the full proceeds to go toward extinguishing Meredith debt, along with $16.99 per share to be paid to shareholders.

•We expect post-transaction Meredith to be levered at approximately 2x Adjusted EBITDA, enabling the financial flexibility for digital growth investments and capital returns to shareholders.

•The excess cash from the sale proceeds, cash on hand, and debt raised by new Meredith will be returned to shareholders as merger consideration. Meredith shareholders will also receive one-for-one equity share in new Meredith at close. The combination of the merger consideration and one-for-one equity share in new Meredith generates meaningful shareholder value.

•Finally, the transaction presents a tremendous opportunity to sharpen our focus on our iconic National Media brands and the enormous potential our digital assets and consumer capabilities offer.

Turning to slide 10:

We expect to report two segments after the transaction closes, digital and magazine. As we continue through the regulatory process, we will be providing more visibility into the historic performance of the business.

For now, the slide illustrates an approximate segment split using the trailing twelve months historical financials.

As you can see, revenues were approximately $2 billion and Adjusted EBITDA was approximately $300 million. While Meredith’s magazine business contributes a majority of National Media Group’s revenues today, its digital business today contributes the majority of National Media Group EBITDA.

We expect Meredith to be conservatively levered at approximately 2x, as I mentioned, leaving us capacity for digital investment in growth areas and the ability to return capital to shareholders.

Turning to slide 11, we outline Meredith’s post-transaction strategy:

Meredith boasts nearly 190 million American consumers across media platforms, including an average of 150 million unique visitors each month to our digital properties, giving us tremendous scale. We want investors to understand that this reach is a significant strategic differentiator. Our strategy is to deepen engagement by continuing to produce quality content, further developing and expanding emerging mediums, and leveraging insights from our unique first party data.

Data powers everything we do. It helps our content creators anticipate the stories and media people will engage with. It also helps us harness emerging technologies and trend-setting ideas to develop new experiences, content, and commerce at every touchpoint with the consumer. We use data-driven insights and predictive modeling from user behavior to drive advertising and performance marketing dollars, as well as product development.

In a world where third party cookies are discontinued, our unique combination of trusted brands, proprietary first party data, and commitment to innovation drives meaningful engagement and measurable results for our advertising and marketing partners.

As part of our strategy, we will accelerate investment in growing platforms such as mobile, audio, and video to serve audiences wherever they choose to consume our content.

Our revenue is diversified between advertising and consumer sources. Our opportunity and mission ahead are to continue growing digital advertising revenues and expanding consumer related revenues, while optimizing magazine related revenues.

I’ll close our prepared remarks on slide 12 with the key points I started with:

•Our strong consumer engagement, leading brands, and our proprietary technology platform are driving results even as the COVID pandemic continues to impact certain aspects of our business.

•We have reached a critical milestone as digital advertising revenues have now surpassed magazine advertising so far in fiscal 2021. We continue strengthening and enhancing our digital advertising and consumer-focused capabilities.

•We continue optimizing our mature magazine-related business for cash generation and profitability.

•We are unlocking meaningful shareholder value through the sale of our Local Media Group.

•Finally, we believe we are well positioned for competitiveness and growth as we enter the next chapter of Meredith following the Local Media Group transaction.

We have reached the “crossover point” from print to digital, and we are running the company accordingly. Our improved balance sheet allows us to invest in growth, and we’re excited for the future.

END TRANSCRIPT

Additional Information and Where to Find It
This communication is not a solicitation of a proxy from any shareholder of Meredith Corporation (the “Company”). In connection with the proposed merger (the “Merger”) and spin-off (the “Spin-Off”), the Company intends to file relevant materials with the SEC, including a proxy statement. In addition, the new public company to be spun off and retain the name Meredith Corporation (“SpinCo”) intends to file a registration statement on Form 10 with respect to its common stock. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, SPINCO, PARENT, MERGER AND SPIN-OFF. The proxy statement and Form 10, and other relevant materials (when they become available), and any other documents filed by the Company, SpinCo and Gray Television, Inc. (“Parent”) with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. The documents filed by the Company may also be obtained for free from the Company’s Investor Relations web site (http://ir.meredith.com) or by directing a request to the Company’s Shareholder/Financial Analyst contact, Mike Lovell, Executive Director Corporate Communications, at 515-284-3622.

Participants in the Solicitation
The Company and Parent and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of the Company in connection with the Merger and Spin-Off. Information about Parent’s directors and executive officers is available in Parent’s definitive proxy statement, dated March 25, 2021, for its 2021 annual meeting of shareholders. Information about the Company’s directors and executive officers is available in the Company’s definitive proxy statement, dated September 25, 2020, for its 2020 annual meeting of shareholders. Other information regarding the participants and description of their direct and indirect interests, by security holdings or otherwise, will be contained in the proxy statement and Form 10 registration statement regarding the Merger and Spin-Off that the Company will file with the SEC when it becomes available.